Trane Technologies Reports Strong First Quarter Results and Raises 2024 Revenue and EPS Guidance

Highlights (first-quarter 2024 versus first-quarter 2023, unless otherwise noted):

●	Reported revenues of $4.2 billion, up 15 percent; organic revenues* up 14 percent
●	GAAP operating margin up 250 bps; adjusted operating margin* up 230 bps
●	Adjusted EBITDA margin* of 16.8 percent, up 200 bps
●	GAAP continuing EPS of $1.92; adjusted continuing EPS* of $1.94, up 38 percent
●	Organic bookings* up 17 percent, led by Americas Commercial HVAC, up 30 percent
●	$7.7 billion backlog, up 10 percent versus year-end 2023, and over 2.5 times historical norms
*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

SWORDS, Ireland, April 30, 2024 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $1.92 for the first quarter of 2024. Adjusted continuing EPS was $1.94, up 38 percent.

First-Quarter 2024 Results

Financial Comparisons - First-Quarter Continuing Operations

$, millions except EPS	Q1 2024	Q1 2023	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$5,073	$4,306	18%	17%
Net Revenues	$4,216	$3,666	15%	14%
GAAP Operating Income	$634	$457	39%
GAAP Operating Margin	15.0%	12.5%	250 bps
Adjusted Operating Income*	$640	$472	36%
Adjusted Operating Margin*	15.2%	12.9%	230 bps
Adjusted EBITDA*	$706	$542	30%
Adjusted EBITDA Margin*	16.8%	14.8%	200 bps
GAAP Continuing EPS	$1.92	$1.35	42%
Adjusted Continuing EPS	$1.94	$1.41	38%
Pre-Tax Non-GAAP Adjustments, net**	$5.8	$15.6	$(9.8)
**For details see table 2 and 3 of the news release.

“Our strong first quarter performance demonstrates the power of our purpose-driven sustainability strategy, uplifting culture and highly engaged team,” said Dave Regnery, chair and CEO, Trane Technologies. “We continue to deliver a leading growth profile among industrials through relentless investment in our business, our proven business operating system, and focused execution in high growth verticals that play to our unique strengths.

“In the first quarter, we achieved double-digit revenue growth, an increase of 38% in adjusted earnings per share, and exceptional bookings that drove backlog to $7.7 billion. Our performance gives us
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confidence in raising our full-year guidance for organic revenue and adjusted EPS growth and positions us well to continue delivering leading growth and differentiated shareholder returns over the long term.”

Highlights from the First Quarter of 2024 (all comparisons against first-quarter 2023 unless otherwise noted)
•Delivered strong first-quarter revenue, operating income, EBITDA and EPS growth.
•Strong bookings of $5.1 billion; organic bookings were up 17 percent. Book-to-bill was 120 percent.
•Backlog of $7.7 billion. Added approximately $800 million of Commercial HVAC backlog for 2025 and beyond.
•Enterprise reported revenues were up 15 percent, including 2 percentage points related to acquisitions and approximately 1 percentage point of negative foreign exchange impact. Organic revenues were up 14 percent.
•GAAP operating margin was up 250 basis points, adjusted operating margin was up 230 basis points and adjusted EBITDA margin was up 200 basis points.
•Strong volume growth, positive price realization and productivity more than offset inflation. The Company also continued high levels of business reinvestment.

First-Quarter Business Review (all comparisons against first-quarter 2023 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating, cooling and ventilation systems, building controls and solutions, energy services and solutions, residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q1 2024	Q1 2023	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,016.3	$3,324.1	21%	20%
Net Revenues	$3,334.8	$2,861.0	17%	15%
GAAP Operating Income	$542.5	$391.6	39%
GAAP Operating Margin	16.3%	13.7%	260 bps
Adjusted Operating Income	$545.3	$400.0	36%
Adjusted Operating Margin	16.4%	14.0%	240 bps
Adjusted EBITDA	$604.8	$455.8	33%
Adjusted EBITDA Margin	18.1%	15.9%	220 bps
•Strong bookings of $4.0 billion. Book-to-bill was 120 percent.
•Organic bookings were up 20 percent, led by Commercial HVAC, which was up 30 percent year-over-year and up more than 60 percent on a 3-year stack.
•Reported revenues were up 17 percent, including 2 percentage points related to acquisitions. Organic revenues were up 15 percent.
•GAAP operating margin was up 260 basis points, adjusted operating margin was up 240 basis points and adjusted EBITDA margin was up 220 basis points.
•Strong volume growth, positive price realization and productivity more than offset inflation. The Company also continued high levels of business reinvestment.
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Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q1 2024	Q1 2023	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$660.2	$591.7	12%	7%
Net Revenues	$553.4	$510.5	8%	4%
GAAP Operating Income	$94.5	$85.7	10%
GAAP Operating Margin	17.1%	16.8%	30 bps
Adjusted Operating Income	$95.6	$86.6	10%
Adjusted Operating Margin	17.3%	17.0%	30 bps
Adjusted EBITDA	$99.4	$94.4	5%
Adjusted EBITDA Margin	18.0%	18.5%	(50) bps

•Bookings were up 12 percent; organic bookings were up 7 percent. Book-to-bill was 119 percent.
•Reported revenues were up 8 percent, including approximately 4 percentage points related to acquisitions. Organic revenues were up 4 percent.
•GAAP operating margin was up 30 basis points; adjusted operating margin was up 30 basis points impacted by lower contribution from year one M&A. Adjusted EBITDA margin was down 50 basis points due to the negative impact of foreign exchange losses.
•Strong volume growth, positive price realization and productivity more than offset inflation. The Company also continued high levels of business reinvestment.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q1 2024	Q1 2023	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$396.9	$390.1	2%	6%
Net Revenues	$327.3	$294.3	11%	16%
GAAP Operating Income	$66.4	$49.3	35%
GAAP Operating Margin	20.3%	16.8%	350 bps
Adjusted Operating Income	$66.4	$50.6	31%
Adjusted Operating Margin	20.3%	17.2%	310 bps
Adjusted EBITDA	$70.8	$57.2	24%
Adjusted EBITDA Margin	21.6%	19.4%	220 bps

•Bookings were up 2 percent; organic bookings were up 6 percent. Book-to-bill was 121 percent.
•Reported revenues were up 11 percent, including approximately 5 percentage points of negative foreign exchange impact. Organic revenues were up 16 percent.
•GAAP operating margin was up 350 basis points, adjusted operating margin was up 310 basis points and adjusted EBITDA margin was up 220 basis points.
•Strong volume growth, positive price realization and productivity more than offset inflation. The Company also continued high levels of business reinvestment.

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Balance Sheet and Cash Flow

$, millions	Q1 2024	Q1 2023	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$254	$17	$237
Free Cash Flow Y-T-D*	$175	($52)	$227
Working Capital/Revenue*	5.4%	6.6%	(120) bps
Cash Balance March 31	$850	$693	$157
Debt Balance March 31	$4,881	$4,830	$51
•First quarter of 2024, cash flow from continuing operating activities was $254 million and free cash flow was $175 million.
•Year-to-date through April, the Company deployed approximately $621 million, including $190 million for dividends and $431 million for share repurchases.
•The Company expects to continue to pay a competitive and growing dividend and to deploy 100 percent of excess cash to shareholders over time. In the first quarter of 2024, the Company increased its quarterly dividend by 12 percent to $3.36 per share annualized. Since launching Trane Technologies in March of 2020, the Company has raised the quarterly dividend by 58 percent.

Raising Full-Year 2024 Revenue and EPS Guidance

•The Company expects full-year reported and organic revenue growth of 8 to 9 percent; reported revenue growth includes approximately 1 percentage point of M&A offset by approximately 1 percentage point of negative foreign exchange.
•The Company expects GAAP continuing EPS for full-year 2024 of approximately $10.30 to $10.40. This includes EPS of $0.10 for non-GAAP adjustments. The Company expects adjusted continuing EPS for full-year 2024 of $10.40 to $10.50.
•Additional information regarding the Company's 2024 guidance is included in the Company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking" statements within the meaning of securities laws, which are statements that are not historical facts, including statements that relate to our future financial performance and targets, including revenue, EPS, and earnings; our business operations; demand for our products and services, including bookings and backlog; capital deployment, including the amount and timing of our dividends, our share repurchase program, anticipated capital commitments for M&A activity, and our capital allocation strategy; our available liquidity; our anticipated revenue growth, and the performance of the markets in which we operate.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, including recessions and economic downturns, inflation, volatility in interest rates and foreign exchange; changing energy prices; national and international conflict; impacts of global health crises, epidemics, pandemics, or other contagious outbreaks on our business operations, financial results and financial position and on the world economy; financial institution disruptions; climate change and our sustainability strategies and goals; commodity shortages; supply chain constraints and price increases; government regulation; restructurings activity and cost savings associated with such activity; secular trends toward decarbonization, energy efficiency and internal air quality, the outcome of any litigation, including the risks and uncertainties associated with the Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC; cybersecurity risks; and tax audits and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2023, as well as our subsequent reports on Form 10-Q and other SEC filings. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events and how they may affect the Company. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.

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All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
# # #
4/30/2024

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 5: Reconciliation of GAAP to Non-GAAP
•Table 6: Condensed Consolidated Balance Sheets
•Table 7: Condensed Consolidated Statement of Cash Flows
•Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Travis Bullard	Zac Nagle
919-802-2593	704-990-3913
Media@tranetechnologies.com	InvestorRelations@tranetechnologies.com
*Q1 Non-GAAP measures definitions

Adjusted operating income in 2024 is defined as GAAP operating income adjusted for restructuring costs and legacy legal liability. Adjusted operating income in 2023 is defined as GAAP operating income adjusted for restructuring costs, transformation costs, a non-cash adjustment for contingent consideration and merger and acquisition related costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2024 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs and legacy legal liability. Adjusted net earnings in 2023 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc adjusted for net of tax impacts of restructuring costs, transformation costs, a non-cash adjustment for contingent consideration and merger and acquisition related costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2024 is defined as GAAP continuing EPS adjusted for net of tax impacts of restructuring costs and legacy legal liability. Adjusted continuing EPS in 2023 is defined as GAAP continuing EPS adjusted for net of tax impacts of restructuring costs, transformation costs, a non-cash adjustment for contingent consideration and merger and acquisition related costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted EBITDA in 2024 and 2023 is defined as adjusted operating income adjusted for depreciation and amortization expense and other income / (expense), net. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

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Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Adjusted effective tax rate for 2024 is defined as the ratio of income tax expense adjusted for the net tax effect of adjustments for restructuring costs and legacy legal liability divided by adjusted net earnings. Adjusted effective tax rate for 2023 is defined as the ratio of income tax expense adjusted for the net tax effect of adjustments for restructuring costs, transformation costs, a non-cash adjustment for contingent consideration and merger and acquisition related costs divided by adjusted net earnings. This measure allows for a direct comparison of the effective tax rate between periods.

Free cash flow in 2024 is defined as net cash provided by (used in) continuing operating activities adjusted for capital expenditures, cash payments for restructuring costs, legacy legal liability, and merger and acquisition related costs. Free cash flow in 2023 is defined as net cash provided by (used in) continuing operating activities adjusted for capital expenditures, cash payments for restructuring costs, transformation costs and merger and acquisition related costs. Please refer to the free cash flow reconciliation on table 8 of the news release.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q1 2024) less the prior period (e.g. Q1 2023), divided by the change in net revenues for the current period less the prior period.

Organic revenue is defined as GAAP net revenues adjusted to eliminate currency fluctuations and for the impact of acquisitions.

Organic bookings is defined as reported orders in the current period adjusted to eliminate currency fluctuations and for the impact of acquisitions.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payable and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of March 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended March 31 multiplied by 4 to annualize for a full year).

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.
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Table 1
TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter
	ended March 31,
	2024	2023
Net revenues	$4,215.5	$3,665.8
Cost of goods sold	(2,755.6)	(2,522.3)
Selling and administrative expenses	(826.1)	(686.7)
Operating income	633.8	456.8
Interest expense	(58.1)	(57.6)
Other income/(expense), net	(25.0)	(9.4)
Earnings before income taxes	550.7	389.8
Provision for income taxes	(105.5)	(73.2)
Earnings from continuing operations	445.2	316.6
Discontinued operations, net of tax	(5.4)	(5.5)
Net earnings	439.8	311.1
Less: Net earnings from continuing operations attributable to noncontrolling interests	(3.5)	(4.0)
Net earnings attributable to Trane Technologies plc	$436.3	$307.1

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$441.7	$312.6
Discontinued operations	(5.4)	(5.5)
Net earnings	$436.3	$307.1

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$1.92	$1.35
Discontinued operations	(0.02)	(0.02)
Net earnings	$1.90	$1.33

Weighted-average number of common shares outstanding:
Diluted	229.5	231.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2024
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$4,215.5	$—		$4,215.5

	Operating income	633.8	5.8	(a,b)	639.6
	Operating margin	15.0%			15.2%

	Earnings from continuing operations before income taxes	550.7	5.8	(a,b)	556.5
	Provision for income taxes	(105.5)	(1.4)	(c)	(106.9)
	Tax rate	19.2%			19.2%
	Earnings from continuing operations attributable to Trane Technologies plc	$441.7	$4.4	(d)	$446.1

	Diluted earnings per common share
	Continuing operations	$1.92	$0.02		$1.94

	Weighted-average number of common shares outstanding:
	Diluted	229.5	—		229.5

	Detail of Adjustments:
(a)	Restructuring costs (SG&A)		$4.7
(b)	Legacy legal liability (SG&A)		1.1
(c)	Tax impact of adjustments (a,b)		(1.4)
(d)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$4.4

	Pre-tax impact of adjustments on cost of goods sold		$—
	Pre-tax impact of adjustments on selling & administrative expenses		5.8
	Pre-tax impact of adjustments on operating income		$5.8
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2023
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$3,665.8	$—		$3,665.8

	Operating income	456.8	15.6	(a,b,c,d,e)	472.4
	Operating margin	12.5%			12.9%

	Earnings from continuing operations before income taxes	389.8	15.6	(a,b,c,d,e)	405.4
	Provision for income taxes	(73.2)	(2.9)	(f)	(76.1)
	Tax rate	18.8%			18.8%
	Earnings from continuing operations attributable to Trane Technologies plc	$312.6	$12.7	(g)	$325.3

	Diluted earnings per common share
	Continuing operations	$1.35	$0.06		$1.41

	Weighted-average number of common shares outstanding:
	Diluted	231.5	—		231.5

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$6.3
(b)	Transformation costs (SG&A)		1.1
(c)	M&A transaction costs (SG&A)		2.9
(d)	Acquisition inventory step-up and backlog amortization (COGS & SG&A)		2.6
(e)	Non-cash adjustment for contingent consideration (SG&A)		2.7
(f)	Tax impact of adjustments (a,b,c,d,e)		(2.9)
(g)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$12.7

	Pre-tax impact of adjustments on cost of goods sold		$8.2
	Pre-tax impact of adjustments on selling & administrative expenses		7.4
	Pre-tax impact of adjustments on operating income		$15.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended March 31, 2024		For the quarter ended March 31, 2023
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$3,334.8		$2,861.0

	Segment operating income	$542.5	16.3%	$391.6	13.7%
	Restructuring/Other (a)	2.8	0.1%	8.4	0.3%
	Adjusted operating income *	545.3	16.4%	400.0	14.0%
	Depreciation and amortization	72.1	2.1%	61.2	2.1%
	Other income/(expense), net	(12.6)	(0.4)%	(5.4)	(0.2)%
	Adjusted EBITDA *	$604.8	18.1%	$455.8	15.9%

Europe, Middle East & Africa	Net revenues	$553.4		$510.5

	Segment operating income	$94.5	17.1%	$85.7	16.8%
	Restructuring/Other (b)	1.1	0.2%	0.9	0.2%
	Adjusted operating income *	95.6	17.3%	86.6	17.0%
	Depreciation and amortization	10.9	2.0%	8.7	1.7%
	Other income/(expense), net	(7.1)	(1.3)%	(0.9)	(0.2)%
	Adjusted EBITDA *	$99.4	18.0%	$94.4	18.5%

Asia Pacific	Net revenues	$327.3		$294.3

	Segment operating income	$66.4	20.3%	$49.3	16.8%
	Restructuring/Other (c)	—	—%	1.3	0.4%
	Adjusted operating income *	66.4	20.3%	50.6	17.2%
	Depreciation and amortization (d)	4.4	1.3%	4.8	1.6%
	Other income/(expense), net	—	—%	1.8	0.6%
	Adjusted EBITDA *	$70.8	21.6%	$57.2	19.4%

Corporate	Unallocated corporate expense	$(69.6)		$(69.8)
	Restructuring/Other (e)	1.9		5.0
	Adjusted corporate expense *	(67.7)		(64.8)
	Depreciation and amortization	4.1		4.7
	Other income/(expense), net	(5.3)		(4.9)
	Adjusted EBITDA *	$(68.9)		$(65.0)

Total Company	Net revenues	$4,215.5		$3,665.8

	Operating income	$633.8	15.0%	$456.8	12.5%
	Restructuring/Other (a,b,c,e)	5.8	0.2%	15.6	0.4%
	Adjusted operating income *	639.6	15.2%	472.4	12.9%
	Depreciation and amortization (d)	91.5	2.2%	79.4	2.2%
	Other income/(expense), net	(25.0)	(0.6)%	(9.4)	(0.3)%
	Adjusted EBITDA *	$706.1	16.8%	$542.4	14.8%
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
(a) Other within Americas includes a non-cash adjustment for contingent consideration of $2.7 million in 2023.
(b) Other within EMEA includes a $1.2 million acquisition inventory step-up in 2023.
(c) Other within Asia Pacific includes $1.4 million of acquisition inventory step-up and backlog amortization in 2023.
(d) Depreciation and amortization within Asia Pacific excludes $0.4 million of acquisition backlog amortization which has been accounted for in the Restructuring/Other line in 2023.
(e) Other within Corporate includes $1.1 million of legacy legal liability in 2024. Other within Corporate includes $1.1 million and $2.9 million of transformation costs and M&A transaction costs, respectively, in 2023.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2024	2023
Total Company
Adjusted EBITDA *	$706.1	$542.4
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization(1)	(91.5)	(79.4)
Interest expense	(58.1)	(57.6)
Provision for income taxes	(105.5)	(73.2)
Restructuring costs	(4.7)	(6.3)
Legacy legal liability	(1.1)	—
Transformation costs	—	(1.1)
M&A transaction costs	—	(2.9)
Non-cash adjustment for contingent consideration	—	(2.7)
Acquisition inventory step-up and backlog amortization	—	(2.6)
Discontinued operations, net of tax	(5.4)	(5.5)
Net earnings from continuing operations attributable to noncontrolling interests	(3.5)	(4.0)
Net earnings attributable to Trane Technologies plc	$436.3	$307.1

(1) Depreciation and amortization excludes acquisition backlog amortization of $0.4 million which has been included in the acquisition inventory step-up and backlog amortization line in 2023

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31,	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$849.9	$1,095.3
Accounts and notes receivable, net	2,939.8	2,956.8
Inventories	2,382.7	2,152.1
Other current assets	714.8	665.7
Total current assets	6,887.2	6,869.9
Property, plant and equipment, net	1,788.3	1,772.2
Goodwill	6,059.7	6,095.3
Intangible assets, net	3,390.9	3,439.8
Other noncurrent assets	1,215.1	1,214.7
Total assets	$19,341.2	$19,391.9

LIABILITIES AND EQUITY
Accounts payable	$2,008.3	$2,025.2
Accrued expenses and other current liabilities	3,191.5	3,226.4
Short-term borrowings and current maturities of long-term debt	902.1	801.9
Total current liabilities	6,101.9	6,053.5
Long-term debt	3,978.7	3,977.9
Other noncurrent liabilities	2,349.8	2,343.5
Shareholders' Equity	6,910.8	7,017.0
Total liabilities and equity	$19,341.2	$19,391.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the three months
	ended March 31,
	2024	2023
Operating Activities
Earnings from continuing operations	$445.2	$316.6
Depreciation and amortization	91.5	79.8
Changes in assets and liabilities and other non-cash items	(282.3)	(379.6)
Net cash provided by (used in) continuing operating activities	254.4	16.8
Net cash provided by (used in) discontinued operating activities	(7.2)	(8.3)
Net cash provided by (used in) operating activities	247.2	8.5

Investing Activities
Capital expenditures, net	(83.8)	(77.1)
Other investing activities, net	2.1	(13.9)
Net cash provided by (used in) investing activities	(81.7)	(91.0)

Financing Activities
Net proceeds from (payments of) debt	99.9	(0.9)
Dividends paid to ordinary shareholders	(189.5)	(170.3)
Repurchase of ordinary shares	(300.3)	(300.0)
Other financing activities, net	3.2	12.0
Net cash provided by (used in) financing activities	(386.7)	(459.2)

Effect of exchange rate changes on cash and cash equivalents	(24.2)	14.1
Net increase (decrease) in cash and cash equivalents	(245.4)	(527.6)
Cash and cash equivalents - beginning of period	1,095.3	1,220.5
Cash and cash equivalents - end of period	$849.9	$692.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	March 31,	March 31,	December 31,
	2024	2023	2023
Net Receivables	$2,939.8	$2,606.0	$2,956.8
Days Sales Outstanding	63.6	64.9	61.0

Net Inventory	$2,382.7	$2,343.7	$2,152.1
Inventory Turns	4.6	4.3	5.5

Accounts Payable	$2,008.3	$1,962.6	$2,025.2
Days Payable Outstanding	66.5	71.0	62.6

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	Three months ended	Three months ended
	March 31, 2024	March 31, 2023
Net cash flow provided by continuing operating activities	$254.4	$16.8
Capital expenditures	(83.8)	(77.1)
Cash payments for restructuring	3.3	4.4
Legacy legal liability	0.6	—
M&A transaction costs	0.5	3.5
Transformation costs paid	—	0.8
Free cash flow *	$175.0	$(51.6)

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION